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                                                                   EXHIBIT 99(a)

                        KEYCORP STUDENT LOAN TRUST 2002-A

                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                         JPMorgan Chase Bank
One Bank One Plaza, Suite 0126              4 New York Plaza, 6th Floor
Chicago, IL  60670                          New York, NY 10004
Attn: Corporate Trust Administration        ATTN: ABS Administration
Phone: (312) 407-0192                       Phone: (212) 623-5437
Fax:     (312) 407-1708                     Fax:     (212) 623-5933

Key Bank USA, National Association          MBIA Insurance Corporation
800 Superior Ave, 4th Floor                 113 King Street
Cleveland, OH 44114                         Armonk, NY 10504
ATTN:  President, KER                       ATTN: Data Administration
Phone: (216) 828-4293                       Phone: (914) 765-3772
Fax:     (216) 828-9301                     Fax:     (914) 765-3660


Key Consumer Receivables LLC
c/o Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, Ohio 44114
ATTN:  President, KER
Phone: (216) 828-4293
Fax: (216) 828-9301

Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Consumer Receivables LLC, as Depositor, KeyBank USA, National Association as Master Servicer and Administrator, KeyCorp Student Loan Trust 2003-A Trust, as Issuer, JPMorgan Chase Bank as successor in interest to Bank One, National Association, not in its individual capacity but solely as Eligible Lender Trustee, dated as of August 1, 2003 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Master Servicer from the inception of the Trust through December 31, 2003, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such period.

                                 Key Bank USA, National Association,
                                 as Master Servicer

                                 by:      /S/ DARLENE H. DIMITRIJEVS
                                    -------------------------------------
Date: February 19, 2004          Name: Darlene H. Dimitrijevs
                                 Title:   Senior Vice President

                                 by:      /S/ DEBRA S. FRONIUS
                                          -------------------------------
                                 Name: Debra S. Fronius
                                 Title:   Vice President